Execution Version

PHREADZ, INC.
RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is entered into as of June 15, 2010 (the “Effective Date”), by and between Phreadz, Inc., a Nevada corporation (the “Company”) and Christina Domecq, an individual (the “Stockholder”).

ARTICLE 1
ACQUISITION OF SHARES

Pursuant to the terms and conditions of that certain Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), the Stockholder has agreed to purchase Two Million Five Hundred Sixty Thousand (2,560,000) shares of common stock in the Company (the “Shares”) from JLR Holdings International, LLC, a Nevada limited liability company for a total purchase price per Shares of $0.001 (the “Purchase Price”).

ARTICLE 2
TRANSFERS; RIGHT OF REPURCHASE

2.1.           Transfer Restrictions.  In addition to (and without limitation to) any transfer or other restrictions applicable to the Shares pursuant to the Purchase Agreements or otherwise, Stockholder shall not, directly or indirectly, sell, convey, exchange, assign, pledge, encumber, gift, bequest, hypothecate or otherwise transfer or dispose of all or any portion of the Shares (including, but not limited to, any assignment of any beneficial, economic or other rights with respect thereto) (“Transfer”) without complying with the terms and conditions of this Agreement applicable thereto.  In addition, Stockholder agrees not to Transfer all or any portion of any Shares while such Shares are considered to be Restricted Shares (as defined below).  Notwithstanding the foregoing, Stockholder shall be permitted to transfer the Shares (including any Shares which are considered to be Restricted Shares) to a limited liability company that is wholly-owned by Stockholder, subject to the execution and delivery by Stockholder of such agreements and other documents requested by Company evidencing that such transfer is in compliance with applicable securities laws and confirming that such Shares shall remain subject to the restrictions set forth herein.

2.2.           Scope of Repurchase Right.  All Shares shall initially be Restricted Shares (as defined below) and shall be initially subject to a right (but not an obligation) of repurchase in favor of the Company (the “Right of Repurchase”) pursuant to the terms and conditions of this Agreement.  Except as otherwise set forth herein, the Stockholder shall not, directly or indirectly, via a sale or other Transfer of the Shares, any interest therein or otherwise, transfer, assign, encumber or otherwise dispose of any Shares during any period in which they are considered Restricted Shares and shall not transfer, assign, encumber or otherwise dispose of any Shares which are no longer considered Restricted Shares without complying with the terms and conditions of Article 3 hereof.  For purposes of this Agreement, the term “Restricted Shares” shall refer to Shares that are subject to the Right of Repurchase.

2.3.           Condition Precedent to Exercise of Right of Repurchase.  This Agreement is being entered into in connection with the employment by the Company of Stockholder as the Chief Executive Officer of the Company.  The terms of Stockholder’s employment with the Company are set forth in that certain Employment Agreement, dated as of even date hereof, by and between Stockholder and the Company (as the same may be amended from time to time, the “Employment Agreement”).  In connection therewith, the Right of Repurchase may be exercised with respect to those Shares which are then considered Restricted Shares in the event Stockholder ceases to provide service to the Company pursuant to the terms of the Employment Agreement (including, without limitation, by reason of a voluntary termination, a termination with or without cause or a termination by reason of death or disability) (the “Termination Event”).  Following the occurrence of the Termination Event, the Company may exercise the Right of Repurchase with respect to any or all of the Shares that are Restricted Shares at the time of such Termination Event for a period of ninety (90) days after the date of such Termination Event (the “Repurchase Period”).

2.4.           Release of Restricted Shares from the Right of Repurchase.  The Right of Repurchase will lapse as to the Restricted Shares (in which case such Restricted Shares shall cease to be considered Restricted Shares) in accordance with the vesting schedule set forth on Exhibit A, attached hereto, in each case provided there is no intervening Termination Event.

Additionally, except as otherwise set forth in this Agreement, the Company’s Right of Repurchase shall lapse and any remaining Restricted Shares shall immediately be released from the Right of Repurchase, upon the occurrence of a Change of Control transaction (as defined below), provided that no Termination Event has occurred prior to the consummation of the Change in Control.  For purposes of this Agreement, “Change of Control” shall mean, after the date hereof, (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company’s incorporation; (ii) a stockholder approved sale, transfer or other disposition of all or substantially all of the assets of the Company; (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company’s outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger; or (iv) any sale or transfer by the then existing stockholders of the Company of fifty percent (50%) or more of the outstanding shares of the Company of such then existing stockholders to any person or persons other than the then existing stockholders of the Company.

2.5.           Exercise of Repurchase Right.  The Right of Repurchase shall be exercisable only by written notice delivered to the Stockholder prior to the expiration of the Repurchase Period specified in Subsection 2.3 above (the “Repurchase Notice”).  The Repurchase Notice shall set forth the date on which the repurchase is to be effected (the “Closing Date”).  The Closing Date shall not be more than thirty (30) calendar days after the date of the Repurchase Notice.  The Company shall pay to the Stockholder on the Closing Date the purchase price determined according to Subsection 2.6 below by delivering a cashiers check in the amount thereof.  The Right of Repurchase shall terminate with respect to any Shares for which it has not been timely exercised pursuant to this Subsection 2.5.

2.6.           Repurchase Price.  If the Company exercises the Right of Repurchase with respect to any of the Restricted Shares, it shall pay the Stockholder an amount per Restricted Share equal to the Purchase Price.

2.7.           Termination for Cause.  Notwithstanding anything contained in this Agreement to the contrary, following any Termination Event which occurs following an act or omission by Stockholder which constitutes Cause, all of the Shares which are then Restricted Shares, shall, on and as of the date of such Termination Event, immediately, and without the need for any further action of any of the parties hereto, be forfeited to the Company and such Shares which are forfeited shall be of no further force or effect and Stockholder shall no longer have any rights, privileges or preferences (economic or otherwise) with respect to such forfeited Shares.

2.8.           Adjustment of Shares or Substituted Securities.  In the event of the declaration of stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) that by reason of such transaction are distributed with respect to any Shares or into which such Shares thereby become convertible shall immediately be subject to the Right of Repurchase.  Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Shares.  After each such transaction, appropriate adjustments shall also be made to the price per share to be paid upon the exercise of the Right of Repurchase in order to reflect any change in the Company’s outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate purchase price payable for the Shares shall remain the same.

2.9.           Termination of Rights as Stockholder.  If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased in accordance with this Section 2, then after such time the person or entity from whom such Restricted Shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement).  Such Restricted Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof.

ARTICLE 3
STOCKHOLDER REPRESENTATIONS AND RESTRICTIONS ON TRANSFER

3.1.           Stockholder Representations.  In connection with the issuance and purchase of the Shares under this Agreement, the Stockholder hereby represents and warrants to the Company as follows:

 (a)           The Stockholder is acquiring and will hold the Shares for investment for the Stockholder’s account only and not with a view to, or for resale in connection with, any “distribution” thereof with the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

 (b)           The Stockholder has been furnished with, and has had access to, such information as the Stockholder considers necessary or appropriate for deciding whether to invest in the Shares, and the Stockholder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Shares.

 (c)           The Stockholder is aware that the Stockholder’s investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss.  The Stockholder is able, without impairing the Stockholder’s financial condition, to hold the Shares for an indefinite period and to suffer a complete loss of an investment in the Shares.

 (d)           The Stockholder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

3.2.           Securities Law Restrictions.  Regardless of whether the offering and sale of Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

3.3.           Rights of the Company.  The Company shall not be required to (i) transfer on its books any Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Shares have been transferred in contravention of this Agreement.

ARTICLE 4
ESCROW OF COMMON STOCK

4.1.           Escrow of Restricted Shares. As security for Stockholder’s faithful performance of the terms of this Agreement and to insure the availability for delivery of Stockholder’s Restricted Shares upon exercise of the Right of Repurchase herein provided for, Stockholder agrees to deliver to and deposit with the Secretary of the Company or the Secretary’s designee (“Escrow Agent”), as Escrow Agent in this transaction, one (1) stock assignment in the form attached hereto as Exhibit B duly endorsed (with date and number of shares blank), together with a certificate or certificates evidencing all of the Restricted Shares.

4.2.           Shares Released from the Right of Repurchase.  At such time as (a) all Shares are released from the Right of Repurchase, or (b) the Company fails to timely exercise its Right of Repurchase with respect to any of the Shares, a certificate in an amount of the Shares released shall be issued and delivered by the Company to Stockholder within fifteen (15) days after the release of such Shares.  Notwithstanding the foregoing, in the event the Company elects to exercise its Right of Repurchase with respect to any of the Shares, a certificate in an amount of those Shares not repurchased by the Company in connection with the exercise of the Right of Repurchase shall be issued and delivered by the Company to Stockholder within fifteen (15) days after such exercise of the Right of Repurchase.

ARTICLE 5
LEGENDS

5.1.           Legends.  All certificates evidencing Shares shall bear legends including, without limitation, the following:

“THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED STOCK AGREEMENT, DATED AS OF JUNE 15, 2010 AMONG PHREADZ, INC. AND CHRISTINA DOMECQ.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SUCH CORPORATION.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

If required by the authorities of any state in connection with the issuance of the Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

ARTICLE 6
MISCELLANEOUS

6.1.           Notices.  Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  Notice shall be addressed to the Company at its principal executive office and to the Stockholder at the address that it most recently provided to the Company.

6.2.           Not an Employment Contract.  This Agreement shall not be deemed to be an agreement to employ Stockholder for a specific term or to limit in any way the right of the Company to terminate Stockholder’s employment pursuant to the terms of the Employment Agreement.

6.3.           Entire Agreement.  This Agreement and the Purchase Agreements constitute the entire contract between the parties hereto with regard to the subject matter hereof.  It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) relating to the subject matter hereof.

6.4.           Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and to be performed entirely within such State. Except for actions seeking injunctive relief (which may be brought in any appropriate jurisdiction) suit under this Agreement shall only be brought in a court of competent jurisdiction in the County of San Diego, State of California.  This choice of venue is intended by the parties to be mandatory and not permissive in nature, and to preclude the possibility of litigation between the parties with respect to, or arising out of, this Agreement in any jurisdiction other than that specified in this Section.  Each party waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section.

6.5.           Successors and Assigns.  Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Stockholder and the Stockholder’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.  This Agreement may be assigned by the Company.

6.6.           Attorneys’ Fees. In any dispute arising out of or related to the subject matter of this Agreement, whether or not resulting in litigation, the prevailing party shall be entitled to recover from the other party all reasonable costs, including, without limitation, reasonable attorneys’ fees.

6.7.           Further Assurances.  The Stockholder and the Company agree upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

6.8.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one instrument.  This Agreement may be executed via facsimile or pdf with the same validity as if it were an ink-signed document.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date and year first indicated above.

“Company	PHREADZ, INC., a Nevada corporation

By:
Name: Georges Daou Title: Executive Chairman of the Board

[Company Signature Page to Restricted Stock Agreement]

Execution Version

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date and year first indicated above.

“Stockholder”

CHRISTINA DOMECQ, an individual

[Stockholder Signature Page to Restricted Stock Agreement]

Execution Version

EXHIBIT A
VESTING SCHEDULE

Restricted Units to be Released from Right of Repurchase	Release Date

639,994	January 5, 2011

106,667	February 5, 2011

106,667	March 5, 2011

106,667	April 5, 2011

106,667	May 5, 2011

106,667	June 5, 2011

106,667	July 5, 2011

106,667	August 5, 2011

106,667	September 5, 2011

106,667	October 5, 2011

106,667	November 5, 2011

106,667	December 5, 2011

106,667	January 5, 2012

106,667	February 5, 2012

106,667	March 5, 2012

106,667	April 5, 2012

106,667	May 5, 2012

106,667	June 5, 2012

106,667	July 5, 2012

Exhibit A - Page 1

Execution Version

EXHIBIT B
STOCK POWER AND ASSIGNMENT

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Phreadz, Inc. (the “Company”) Two Million Five Hundred Sixty Thousand (2,560,000) shares of Common Stock of the Company, standing in the undersigned's name on the books of the Company represented by Certificate No. delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned's attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company.Dated: June __, 2010

CHRISTINA DOMECQ

Exhibit B - Page 1